CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use and incorporation by reference in this Registration Statement on Form N-14, File No. 2-60067 (the "N-14 Registration Statement") of:
(i)our report dated September 25, 2002, relating to the financial statements and financial highlights of Templeton Foreign Fund series of Templeton Funds, Inc., which report is included in the Annual Report to Shareholders for the year ended August 31, 2002 which appears and is incorporated by reference in this N-14 Registration Statement, (ii) our report dated November 21, 2001, relating to the financial statements and financial highlights of Franklin Templeton International Trust - Templeton Pacific Growth Fund, which report is included in the Annual Report to Shareholders for the year ended October 31, 2001 which appears and is incorporated by reference in this N-14 Registration Statement.

We also consent to (i) the reference to our firm under the captions "Financial Highlights" and "Auditors" in Templeton Funds, Inc.'s registration statement on Form N-1A, dated January 1, 2003, which is included in and incorporated by reference into this N-14 Registration Statement, and (ii) the reference to our firm under the caption "Auditors" in Franklin Templeton International Trust - Templeton Pacific Growth Fund's registration statement on Form N-1A, dated March 1, 2002, which is included in and incorporated by reference into this N-14 Registration Statement.



/s/PRICEWATERHOUSECOOPERS LLP

San Francisco, California
December 26, 2002